Exhibit 99.1

AEGION
Stronger. Safer. Infrastructure.®

May 1, 2019
St. Louis, Missouri

AEGION CORPORATION REPORTS 2019 FIRST QUARTER FINANCIAL RESULTS

Results in line with expectations; Management reaffirms 2019 guidance

- Q1’19 loss per diluted share was $0.13 compared to a loss per diluted share of $0.06 in Q1’18. Q1’19 adjusted (non-GAAP)[1] earnings per diluted share were $0.06, compared to $0.13 in Q1’18.
- Revenues for Q1’19 were $277 million, declining 15 percent from the prior year. Excluding exited or to be exited operations, revenues on a same-store basis declined 8 percent, primarily driven by the expected reduction in large coating project contributions at Corrosion Protection and turnaround activity at Energy Services.
- Adjusted gross margins increased 20 basis points to 19.1 percent, led by improved productivity in North American and international CIPP operations within Infrastructure Solutions.
- Restructuring and cost containment efforts drove a $6 million, or 12 percent, decline in adjusted operating expenses. Reductions were realized across all segments as well as corporate spending, which is now reported separately for improved visibility into segment profitability.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company’s restructuring activities, acquisition and divestiture-related activities, project warranty accruals, credit facility amendment fees and impacts from the Tax Cuts and Jobs Act. Reconciliation of adjusted results begins on page 8.

Q1’19 HIGHLIGHTS

- Infrastructure Solutions nearly doubled adjusted operating income on significant improvements in adjusted gross margins and adjusted operating margins of 370 basis points and 450 basis points, respectively.
- Corrosion Protection delivered adjusted gross margins of 20 percent, despite seasonal weakness from weather and customer-driven delays in work releases that negatively impacted results for the quarter.
- Energy Services' results declined due to expected reductions in turnaround services following Q1’18 record quarterly revenues.
- Adjusted results exclude a $4.4 million project warranty reserve for remediation costs associated with a large-diameter CIPP wastewater project that was substantially completed in FY’17.

“Aegion delivered first quarter adjusted results largely in line with expectations. Infrastructure Solutions achieved sharp improvements in both productivity and profitability compared to the prior year which helped to offset seasonal weakness and lower large project contributions from Corrosion Protection as well as an expected decline in turnaround revenues from Energy Services.

We continue to advance multiple technology initiatives to drive differentiation in the markets we serve. Additionally, we are on track to substantially complete remaining restructuring activities in the next few months.

We are confident in our target for modest growth in adjusted earnings per share in 2019, driven by our solid backlog position and strong market outlook for our core businesses. We expect activity to pick up significantly in Q2’19 as we enter our seasonally stronger construction cycle.”

Charles R. Gordon, President and Chief Executive Officer



Revenues
$324.9
$276.9
(14.8)%
Q1'18
Q1'19
Gross Profit
$61.5
$48.3
(21.5)%
$61.5
$52.8
(14.2)%
Operating Income (Loss)
$3.2
$(0.8)
$8.8
$6.5
(26.3)%
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP)1 results
Gross Margin
18.9%
17.4%
18.9%
19.1%
Operating Margin
1.0%
(0.3)%
2.7%
2.3%

INFRASTRUCTURE SOLUTIONS DELIVERED SIGNIFICANT PROFITABILITY IMPROVEMENT DESPITE LOWER REVENUES


Revenues
$134.4
$131.5
(2.1)%
Q1'18
Q1'19
Gross Profit
$26.7
$26.6
(0.5)%
$26.7
$31.0
16.0%
Q1'18
Q1'19
Q1'18
Q1'19
Operating Income
$3.2
$5.7
76.6%
$6.5
$12.3
89.9%
Q1'18
Q1'19
Q1'18
Q1'19
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP) results
Gross Margin
19.9%
20.2%
19.9%
23.6%
Q1'18
Q1'19
Q1'18
Q1'19
Operating Margin
2.4%
4.3%
4.8%
9.3%
Q1'18
Q1'19
Q1'18
Q1'19

Q1'19 Highlights

- Revenues of $132 million declined 2 percent from the prior year. Excluding exited or to be exited businesses, revenues increased 2 percent, driven by productivity improvements in the North America CIPP business, where average weekly crew installation productivity improved 8 percent.

- Adjusted gross profit increased 16 percent to $31 million, led by increases in North America CIPP as well as significant improvements from international CIPP operations. Contributions from the global Fyfe® business and Fusible PVC® pipe demand were also solid in the quarter. Adjusted gross profit excludes the $4.4 million project warranty reserve recorded during the quarter.

- Adjusted operating expenses declined 8 percent on cost reduction and restructuring initiatives, leading to a 450 basis point improvement in adjusted operating margins.

Infrastructure Solutions delivered strong first quarter results due to significant improvements in our cornerstone North America CIPP business. Our focus on increasing productivity yielded results and crews saw fewer impacts from manpower and equipment challenges that plagued the business in the early part of FY'18. Additionally, field testing on our recently developed UV cure felt liner was successful in the quarter and we are seeing strong market interest for this new product offering.

The market outlook for the segment is robust and we expect a pickup in new orders growth over the next several months. We are well positioned to deliver top- and bottom-line growth as we progress throughout the year.

2019 Outlook

Revenues for Infrastructure Solutions are expected to grow 1 to 3 percent in 2019. Excluding the impact of exited or to be exited operations, revenues are projected to grow 6 to 8 percent, driven by expected improvements in crew productivity and project mix within North America CIPP. Adjusted gross margins are projected to improve 100 to 200 basis points.

- Contract backlog at March 31, 2019, excluding the impact of exited or to be exited businesses, declined 9 percent. The North America CIPP business ended the quarter with nearly five months of revenue in backlog, despite seeing a lower bid table to start the year. Activity picked up late in the quarter, as demonstrated by the recently announced Montreal project wins, and management continues to project overall market growth in FY'19.

- Management expects to complete the sale and closure of CIPP operations in Australia and England, respectively, during 1H'19 with projected operating results expected to be immaterial to FY'19.


Infrastructure Solutions Contract Backlog
$349.2
$305.2
(12.6)%
$319.6
$290.3
(9.2)%
3/31/18
3/31/19
– Exited or to be exited businesses
– Remaining

in USD millions, except percentage

CORROSION PROTECTION RESULTS IMPACTED BY EXPECTED DECLINES FROM LARGE PROJECT CONTRIBUTIONS


Revenues
$98.1
$64.5
(34.3)%
Q1'18
Q1'19
Gross Profit
$23.6
$12.9
(45.4)%
$23.6
$13.0
(45.0)%
Q1'18
Q1'19
Q1'18
Q1'19
Operating Income (Loss)
$5.0
$(1.8)
$6.5
$(1.5)
Q1'18
Q1'19
Q1'18
Q1'19
Gross Margin
24.0%
20.0%
24.0%
20.1%
Q1'18
Q1'19
Q1'18
Q1'19
Operating Margin
5.1%
(2.7)%
6.6%
(2.3)%
Q1'18
Q1'19
Q1'18
Q1'19
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP) results

Q1'19 Highlights

- Revenues for the quarter declined 34 percent from the prior year to $65 million. Excluding exited or to be exited operations, revenues declined 18 percent, driven by the loss of contributions from multiple large coating projects completed in the prior year. Additionally, customer-driven delays impacted revenues in both the cathodic protection and industrial linings businesses.

- Adjusted operating expenses declined 16 percent from the prior year on cost reduction initiatives. However, top-line declines drove reductions in adjusted gross profit and led to an adjusted operating loss of $1.5 million in the quarter.

Corrosion Protection's results in Q1'19 reflect seasonal weakness in construction activities and a slower than expected pace for work releases at the start of the new fiscal year. Despite the top-line weakness and related unfavorable absorption of fixed costs, primarily within the cathodic protection business, the segment delivered adjusted gross margins of 20 percent on strong project execution.

Backlog for the remaining cathodic protection and linings businesses is at the highest level in nearly three years. This market strength, combined with continued focus on improving operational discipline and streamlining the fixed overhead structure within the cathodic protection business, positions the segment well for solid contributions for the remainder of FY'19.

2019 Outlook

Revenues are expected to decline 15 to 20 percent from FY'18 levels. Excluding the impact of exited or to be exited operations, revenues are projected to decline 3 to 5 percent. Adjusted gross margins are projected to decline 150 to 250 basis points, driven by substantial completion of the large Middle East coating services projects in FY'18 at very favorable margins.

- Contract backlog at March 31, 2019, excluding the impact of exited or to be exited businesses, declined 2 percent year over year to $123 million. Backlog within the remaining cathodic protection and linings businesses grew a combined 37 percent, but was impacted by the roll off of approximately $22 million related to the large Middle East coating projects.

- Management expects to substantially complete the planned exit of industrial linings activities in Mexico, Brazil and Argentina by the end of 1H'19. The Company initiated plans in the quarter to sell its cathodic protection joint venture in Saudi Arabia and pipeline rehabilitation joint venture in South Africa and expects a sale of each entity to occur in 2H'19.


Corrosion Protection
Contract Backlog
$155.6
$130.7
(16.0)%
$124.8
$122.7
(1.7)%
3/31/18
3/31/19
in USD millions, except percentage
–Exited or to be exited businesses
–Remaining

ENERGY SERVICES' RESULTS IMPACTED BY LOWER TURNAROUND AND CONSTRUCTION ACTIVITY IN THE QUARTER


Revenues
$92.3
$80.9
(12.4)%
Q1'18
Q1'19


Gross Profit
$11.2
$8.8
(21.2)%
$11.2
$8.8
(21.2)%
Q1'18
Q1'19
Q1'18
Q1'19


Operating Income
$3.1
$1.1
(64.3)%
$3.1
$1.1
(63.3)%
Q1'18
Q1'19
Q1'18
Q1'19

in USD millions, except percentages

– GAAP results

– Adjusted (non-GAAP) results


Gross Margin
12.2%
10.9%
12.2%
10.9%
Q1'18
Q1'19
Q1'18
Q1'19


Operating Margin
3.4%
1.4%
3.4%
1.4%
Q1'18
Q1'19
Q1'18
Q1'19

Q1’19 Highlights

- Revenues declined 12 percent from the prior year to $81 million. Revenues from core maintenance services increased more than 20 percent, but were unable to offset declines in turnaround activity that drove revenues to a quarterly record in Q1’18.
- Gross margins declined 130 basis points due to the lower mix of turnaround activity and also reflect the impact of higher employer payroll tax obligations incurred in the first quarter of each year.
- Adjusted operating expenses declined 5 percent from the prior year due to continued focus on streamlining the overhead structure following the completion of labor transition activities in FY’18.

Energy Services delivered weaker Q1’19 results following record revenues in the prior year from the significant acceleration of higher margin turnaround activity.

Core maintenance revenues, which comprise more than two-thirds of the total segment, are expected to grow in the mid-single digit range in FY’19. However, a weaker than planned outlook for construction and turnaround activities is expected to result in an overall revenue decline for the segment. Despite these top-line impacts, management is targeting increased adjusted operating income in FY’19 through continued margin improvement and operating expense reductions.

2019 Outlook

Revenues are expected to decline in the mid-single digit range in FY'19 due to a reduced outlook for turnaround and construction activities. Adjusted gross margins are projected to increase 50 to 100 basis points.

- Contract backlog at March 31, 2019 grew 1 percent from the prior year, driven by increases in construction and turnaround services though growth was below previous expectations.
- Management remains focused on growing specialty service offerings, which may represent upside later in the year.


Energy Services
Contract Backlog
$215.6
$218.4
1.3%
3/31/18
3/31/19

in USD millions, except percentage

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

RESTRUCTURING UPDATE

In August 2017, management announced a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth, including plans to (i) divest our pipe coating and insulation businesses in Louisiana, The Bayou Companies, LLC and Bayou Wasco Insulation, LLC (collectively "Bayou"); (ii) exit all non-pipe related contract applications for the Tyfo® system in North America; (iii) right-size the cathodic protection services operation in Canada and the CIPP businesses in Australia and Denmark; and (iv) reduce corporate and other operating costs (the "2017 Restructuring").

During 2018, our board of directors approved additional actions with respect to the 2017 Restructuring, which included decisions to: (i) divest the Australia and Denmark CIPP businesses; (ii) take actions to further optimize operations within North America, including measures to reduce consolidated operating costs; and (iii) divest or otherwise exit multiple additional international businesses, including: (a) our cathodic protection installation activities in the Middle East, including Corrpower International Limited, our cathodic protection materials manufacturing and production joint venture in Saudi Arabia; (b) United Pipeline de Mexico S.A. de C.V., our Tite Liner® joint venture in Mexico; (c) our Tite Liner® businesses in Brazil and Argentina; (d) Aegion South Africa (Pty) Ltd, our Tite Liner® and CIPP joint venture in the Republic of South Africa; and (e) our CIPP contract installation operations in England.

We completed the divestiture of the Bayou business in August 2018 and the Denmark CIPP business in November 2018. Discussions are underway with a prospective buyer for the sale of the Australia CIPP business and we believe it is probable that a sale will occur in the first half of 2019. During the first quarter of 2019, we also initiated plans to sell our cathodic protection joint venture in Saudi Arabia and pipeline rehabilitation joint venture in South Africa. We are currently in discussions with third parties for each of the entities and believe it is probable that sales will occur in the second half of 2019. Planned exits of the remaining international businesses noted above are expected to be substantially complete by the end of the first half of 2019.

Total pre-tax 2017 Restructuring and related impairment charges since inception were $142.5 million as of March 31, 2019, and consisted of cash charges totaling $28.9 million and non-cash charges totaling $113.6 million. Cash charges included employee severance, retention, extension of benefits, employment assistance programs and other restructuring costs associated with the restructuring efforts described above. Non-cash charges included (i) $86.4 million related to goodwill and long-lived asset impairment charges recorded in 2017 as part of exiting the non-pipe FRP contracting market in North America, and (ii) $27.2 million related to allowances for accounts receivable, write-off of certain other current assets and long-lived assets, inventory write-offs, impairment of definite-lived intangible assets, as well as net losses on the disposal of both domestic and international entities.

We expect to incur additional cash and non-cash charges of $12 to $16 million during 2019. The identified charges are primarily focused in the international operations of both Infrastructure Solutions and Corrosion Protection.

WARRANTY RESERVE

During the first quarter of 2019, we recorded a pre-tax estimated project warranty reserve of $4.4 million ($3.3 million post-tax) related to a CIPP wastewater project in our North America operations of Infrastructure Solutions. The project was originally awarded in 2016 and construction was substantially completed during 2017. Recent inspections of the installed liners revealed structural failures due to extreme environmental conditions at the time of the installation. Replacement work will be performed during 2019 to remediate the warranty issues.

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of estimates which are forward looking and subject to change. We anticipate additional guidance, both at the federal and state level, to be forthcoming in 2019. As such, the impacts of the legislation may differ from our current estimates, interpretations and assumptions, possibly materially, and the amount of the impact on the Company may accordingly be adjusted over the course of 2019.

About Non-GAAP Financial Measures
Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the first quarters ended March 31, 2019 and 2018 exclude charges related to the Company's restructuring activities, acquisition and divestiture-related activities, project warranty accruals, credit facility amendment fees and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion®, Fyfe®, Fusible PVC®, Tite Liner®, Tyfo® and Stronger. Safer. Infrastructure.® and the associated logos are the registered trademarks of Aegion Corporation and its affiliates. (AEGN-ER)

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share information)

	For the Quarters Ended March 31, 2019	For the Quarters Ended March 31, 2018
Revenues	$ 276,904	$ 324,861
Cost of revenues	228,609	263,357
Gross profit	48,295	61,504
Operating expenses	47,870	56,142
Acquisition and divestiture expenses	113	392
Restructuring and related charges	1,086	1,789
Operating income (loss)	(774)	3,181
Other income (expense):		
Interest expense	(3,590)	(5,443)
Interest income	285	47
Other	(674)	(262)
Total other expense	(3,979)	(5,658)
Loss before tax benefit	(4,753)	(2,477)
Tax benefit on loss	(762)	(1,001)
Net loss	(3,991)	(1,476)
Non-controlling interests income	(10)	(593)
Net loss attributable to Aegion Corporation	$ (4,001)	$ (2,069)
Loss per share attributable to Aegion Corporation:		
Basic	$ (0.13)	$ (0.06)
Diluted	$ (0.13)	$ (0.06)
Weighted average shares outstanding - Basic	31,704,923	32,483,963
Weighted average shares outstanding - Diluted	31,704,923	32,483,963

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended March 31, 2019

	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Project Warranty Accruals (3)	Tax Cuts and Jobs Act (4)	As Adjusted (Non-GAAP)
Affected Line Items:						
Cost of revenues	$ 228,609	$ (74)	$ —	$ (4,429)	$ —	$ 224,106
Gross profit	48,295	74	—	4,429	—	52,798
Operating expenses	47,870	(1,530)	—	—	$ (40)	46,300
Acquisition and divestiture expenses	113	—	(113)	—	—	—
Restructuring and related charges	1,086	(1,086)	—	—	—	—
Operating income (loss)	(774)	2,690	113	4,429	40	6,498
Other income (expense):						
Other	(674)	176	—	—	—	(498)
Income (loss) before taxes on income	(4,753)	2,866	113	4,429	40	2,695
Taxes (benefit) on income	(762)	268	29	1,169	11	715
Net income (loss)	(3,991)	2,598	84	3,260	29	1,980
Net income (loss) attributable to Aegion Corporation	(4,001)	2,598	84	3,260	29	1,970
Diluted earnings (loss) per share:						
Net income (loss) attributable to Aegion Corporation	$ (0.13)	$ 0.08	$ —	$ 0.11	$ —	$ 0.06

____

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $74 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $1,530 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $1,086 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs; and (v) pre-tax restructuring charges for other expense of $176 related to losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

(2) Includes non-GAAP adjustments of $113 incurred in connection with the Company's planned divestiture of the CIPP operation in Australia and the Corrosion Protection joint ventures in Saudi Arabia and South Africa.

(3) Includes non-GAAP adjustments for estimated project remediation charges related to a cured-in-place pipe project in the North American operations of Infrastructure Solutions.

(4) Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended March 31, 2018

	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Credit Facility Fees (3)	As Adjusted (Non-GAAP)
Affected Line Items:					
Operating expenses	$ 56,142	$ (3,455)	$ —	$ —	$ 52,687
Acquisition and divestiture expenses	392	—	(392)	—	—
Restructuring and related charges	1,789	(1,789)	—	—	—
Operating income	3,181	5,244	392	—	8,817
Other income (expense):					
Interest expense	(5,443)	—	—	1,725	(3,718)
Income (loss) before taxes on income	(2,477)	5,244	392	1,725	4,884
Taxes (benefit) on income (loss)	(1,001)	558	97	455	109
Net income (loss)	(1,476)	4,686	295	1,270	4,775
Net income (loss) attributable to Aegion Corporation	(2,069)	4,686	295	1,270	4,182
Diluted earnings (loss) per share:					
Net income (loss) attributable to Aegion Corporation	$ (0.06)	$ 0.14	$ 0.01	$ 0.04	$ 0.13

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for operating expenses of $3,455 primarily related to wind-down expenses, reserves for potentially uncollectible receivables and other restructuring-related charges; and (ii) pre-tax restructuring and related charges of $1,789 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs.

(2) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's divestiture of Bayou.

(3) Includes non-GAAP adjustments related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

Segment Reporting

(in thousands)

	Quarter Ended March 31, 2019			Quarter Ended March 31, 2018		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 131,543	$ —	$ 131,543	$ 134,427	$ —	$ 134,427
Corrosion Protection	64,498	—	64,498	98,105	—	98,105
Energy Services	80,863	—	80,863	92,329	—	92,329
Total Revenues	$ 276,904	$ —	$ 276,904	$ 324,861	$ —	$ 324,861
Gross Profit:						
Infrastructure Solutions	$ 26,586	$ 4,404	$ 30,990	$ 26,709	—	$ 26,709
Gross Profit Margin	*20.2 %*		*23.6 %*	*19.9%*		*19.9%*
Corrosion Protection	12,873	99	12,972	23,576	—	23,576
Gross Profit Margin	*20.0 %*		*20.1 %*	*24.0%*		*24.0%*
Energy Services	8,836	—	8,836	11,219	—	11,219
Gross Profit Margin	*10.9 %*		*10.9 %*	*12.2%*		*12.2%*
Total Gross Profit	$ 48,295	$ 4,503	$ 52,798	$ 61,504	—	$ 61,504
Gross Profit Margin	*17.4 %*		*19.1 %*	*18.9%*		*18.9%*
Operating Income (Loss):						
Infrastructure Solutions	$ 5,715	$ 6,582	$ 12,297	$ 3,237	$ 3,239	$ 6,476
Operating Margin	*4.3 %*		*9.3 %*	*2.3%*		*4.8%*
Corrosion Protection	(1,760)	262	(1,498)	4,962	1,497	6,459
Operating Margin	*(2.7)%*		*(2.3)%*	*5.0%*		*6.6%*
Energy Services	1,115	34	1,149	3,127	—	3,127
Operating Margin	*1.4 %*		*1.4 %*	*3.3%*		*3.3%*
Corporate	(5,844)	394	(5,450)	(8,145)	900	(7,245)
Total Operating Income	$ (774)	$ 7,272	$ 6,498	$ 3,181	$ 5,636	$ 8,817
Operating Margin	*(0.3)%*		*2.3 %*	*1.0%*		*2.7%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) project warranty accrual.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) acquisition and divestiture expenses.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) acquisition and divestiture expenses.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) acquisition and divestiture expenses.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) expenses incurred in connection with the acquisition of Hebna and divestiture of the Bayou business.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) acquisition and divestiture expenses.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	March 31, 2019	December 31, 2018
Assets		
Current assets		
Cash and cash equivalents	$ 62,482	$ 83,527
Restricted cash	1,235	1,359
Receivables, net of allowances of $9,826 and $9,695, respectively	196,954	204,541
Retainage	31,056	33,572
Contract assets	59,422	62,467
Inventories	56,221	56,437
Prepaid expenses and other current assets	31,431	32,172
Assets held for sale	17,479	7,792
Total current assets	456,280	481,867
Property, plant & equipment, less accumulated depreciation	110,052	107,059
Other assets		
Goodwill	260,760	260,633
Identified intangible assets, less accumulated amortization	116,260	119,696
Operating lease assets	69,042	—
Deferred income tax assets	1,797	1,561
Other assets	21,919	21,601
Total other assets	469,778	403,491
Total Assets	$ 1,036,110	$ 992,417
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 54,343	$ 64,562
Accrued expenses	95,551	88,020
Contract liabilities	27,060	32,339
Current maturities of long-term debt	30,625	29,469
Liabilities held for sale	10,762	5,260
Total current liabilities	218,341	219,650
Long-term debt, less current maturities	286,417	282,003
Operating lease liabilities	54,404	—
Deferred income tax liabilities	8,669	8,361
Other non-current liabilities	13,709	12,216
Total liabilities	581,540	522,230
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 31,491,872 and 31,922,409, respectively	315	319
Additional paid-in capital	111,597	122,818
Retained earnings	375,889	379,890
Accumulated other comprehensive loss	(40,508)	(40,290)
Total stockholders' equity	447,293	462,737
Non-controlling interests	7,277	7,450
Total equity	454,570	470,187
Total Liabilities and Equity	$ 1,036,110	$ 992,417

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	For the Quarter Ended March 31, 2019	2018
Cash flows from operating activities:		
Net loss	$ (3,991)	$ (1,476)
Adjustments to reconcile to net cash provided by (used in) operating activities:		
Depreciation and amortization	8,655	9,554
Gain on sale of fixed assets	(308)	(105)
Equity-based compensation expense	2,007	2,158
Deferred income taxes	19	(38)
Non-cash restructuring charges	(151)	2,408
Loss on foreign currency transactions	772	315
Other	63	561
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	10,388	16,584
Inventories	(1,287)	(2,223)
Prepaid expenses and other assets	433	6,657
Accounts payable and accrued expenses	(18,017)	(24,729)
Contract liabilities	(4,307)	(8,860)
Other operating	(873)	470
Net cash provided by (used in) operating activities	(6,597)	1,276
Cash flows from investing activities:		
Capital expenditures	(8,064)	(5,189)
Proceeds from sale of fixed assets	293	284
Patent expenditures	(69)	(48)
Net cash used in investing activities	(7,840)	(4,953)
Cash flows from financing activities:		
Proceeds from issuance of common stock upon stock option exercises, including tax effects	956	—
Repurchase of common stock	(14,220)	(13,670)
Distributions to non-controlling interests	(96)	—
Credit facility amendment fees	—	(1,093)
Payments on notes payable, net	(138)	(568)
Proceeds from line of credit, net	13,000	5,000
Principal payments on long-term debt	(6,563)	(6,563)
Net cash used in financing activities	(7,061)	(16,894)
Effect of exchange rate changes on cash	329	1,870
Net decrease in cash, cash equivalents and restricted cash for the period	(21,169)	(18,701)
Cash, cash equivalents and restricted cash, beginning of year	84,886	108,545
Cash, cash equivalents and restricted cash, end of period	63,717	89,844
Cash, cash equivalents and restricted cash associated with assets held for sale, end of period	—	(813)
Cash, cash equivalents and restricted cash, end of period	$ 63,717	$ 89,031